                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Benton Oil and Gas Company on Form S-4 of our report dated March 20, 1996, appearing in the Annual Report on Form 10-K of Benton Oil and Gas Company for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is party of this Registration Statement.

Deloitte & Touche LLP
Los Angeles, California
October 11, 1996